Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1997 Equity Incentive Plan, as amended, and the 1999 Employee Stock Purchase Plan of our report dated January 27, 2003 relating to the consolidated financial statements as of December 31, 2002 and for the year then ended, which appears in Tularik Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

May 9, 2003